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                                                              Exhibit 99.B(h)(4)

                                   SCHEDULE A

                        TO THE TRANSFER AGENCY AGREEMENT
                                     BETWEEN
                         THE VICTORY INSTITUIONAL FUNDS
                                       AND
                         BISYS FUND SERVICES OHIO, INC.

                                      FUNDS

NAME OF PORTFOLIO

   1.   Institutional Liquid Reserves Fund
   2.   Institutional Diversified Stock Fund


Approved:  February 10, 2005